EXHIBIT 10.47

                              CONSULTING AGREEMENT

     AGREEMENT, effective of the day of , 2002 (the "Agreement"), by and between BULLDOG ENTERTAINMENT LLC (the "Consultant"), a New Jersey limited liability company having an address at 293 Eisenhower Parkway, Suite 250, Livingston, New Jersey 07039 and ZENASCENT INC., (the "Company"), a Delaware corporation having an address at 1 Montauk Highway, Southampton, New York 11968.

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the business of promoting professional boxers;

     WHEREAS, the Consultant is a limited liability company with substantial expertise which the Company deems of great value to it's continued operations;

     WHEREAS, the Consultant has been requested by the Company to provide consulting services for the Company;

     WHEREAS, Consultant and the Company desire to expand their relationship, and the Company desires to enter into a formal consulting agreement with the Consultant pursuant to which it will engage the Consultant for general consulting services, including advice regarding promoting professional boxers and related matters.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     1. Term. Consultant hereby agrees to act as consultant on behalf of the Company for a five (5) year term commencing on January 1, 2003 and continuing through and including April 30, 2008 (the "Term").

     2. Services. The consulting services to be provided by Consultant during the Term shall be to advise and consult the Company regarding general business matters including, but not limited to the area of promoting professional boxers and producing and syndicating championship boxing events for worldwide distribution, that the Company may ask the Consultant to undertake. Consultant agrees to devote such time toward the performance of its duties hereunder as it deems reasonably necessary. It is not intended that such services require full time and effort by Consultant or any of its members. The Company acknowledges that Consultant and/or its affiliates will provide consulting advice (of all types contemplated by this Agreement and otherwise) to others, as well as to the Company. Nothing herein contained shall be construed to limit and restrict Consultant in conducting such business with respect to others, or in rendering such advise to others.

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     Compensation for Service;  Expenses.  (a) For and in consideration  for the services rendered by Consultant hereunder, Company shall issue to Consultant 700,000 shares of the companies common stock, said stock shall have piggyback registration rights.
     (b) Consultant shall be entitled to be reimbursed for reasonable expenses incurred by it in satisfying its obligations hereunder. Company shall reimburse Consultant for such expenses within thirty (30) days after Consultant presents invoices therefor.

     3. Entire Agreement; Waivers; Exhibits. This Agreement supersedes any and all agreements, arrangements and understandings between the parties hereto, entered into or reached prior to the date hereof. No amendment, waiver or discharge of any provisions hereof shall be effective unless in writing signed by the parties hereto. This Agreement shall inure to the successors and assigns of the parties hereto.

     4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the first page of this Agreement or such other address as any party may notify the other pursuant hereto.

     5. Headings. The headings in the Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

     6. Assignment. This Agreement may not be assigned by any party without the express written consent of the other party.

     7. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof or the actual domiciles of the parties hereto.

     8. Confidential Information. During the Term of this Agreement and at all times thereafter, Consultant agrees that it will keep confidential and will not use or divulge to any person, firm or corporation, without Company's specific, prior consent in writing (a) any confidential information concerning the business affairs of Company; or (b) any other specialized information or data

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relating  to Company  heretofore  or  hereafter  learned,  acquired or coming to
Consultant's   knowledge  during  the  Term.   Notwithstanding  the  above,  the
Consultant  shall have no liability to Company with regard to information  which
(i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of Consultant; (ii) was known to Consultant at the time of disclosure as shown by the files of Consultant in existence at the time of disclosure;
(iii)  is  disclosed  with the  prior  written  approval  of  Company;  (iv) was
independently   developed  by  Consultant   without  any  use  of   confidential
information and by members or other agents of Consultant who have not been exposed to such confidential information; (v) becomes known to Consultant from a source other than Company without breach of this Agreement by Consultant and otherwise not in violation of Company's rights; and (vi) is disclosed pursuant to the order of a court, administrative agency or other governmental body; provided, that Consultant shall provide prompt, advanced notice thereof to enable Company to seek a protective order or otherwise prevent such disclosure, and provided that Consultant's disclosure is limited to the expressly required by such court, administrative agency or other governmental body. 11. Independent Contractor Relationship, The services rendered by Consultant to the Company pursuant to this Agreement shall be as an independent contractor, and this Agreement does not make Consultant the employee, agent or legal representative of the Company for any purpose whatsoever, including, without limitation, participation in any benefits or privileges given or attended by the Company to its employees. No right or authority is granted to Consultant to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the Company. The Company shall not withhold for Consultant any federal or state taxes from the amounts to be paid to Consultant hereunder, and Consultant agrees that it will pay all taxes due on such amounts. IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, all effective as of the date first written above.

                                    CONSULTANT:

                                    BULLDOG ENTERTAINMENT, LLC



                                    By: /s/  Robi Dallow
                                        -----------------
                                          Robi Dallow, Manager


                                    COMPANY:

                                    ZENASCENT, INC



                                    By:
                                         Name:
                                         Title: